EXHIBIT 24
                                POWER OF ATTORNEY

         Each of the undersigned, being a director and/or officer of BB&T Corporation (the "Company"), hereby nominates, constitutes and appoints John A. Allison, Scott E. Reed and Jerone C. Herring, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance of shares of the Company's common stock, $5.00 par value per share, in connection with the acquisition by the Company of Craigie Incorporated, a Virginia corporation, and to file any and all amendments, including post-effective amendments, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.

         This Power of Attorney has been signed by the following persons in the capacities indicated on June 24, 1997.

         /s/ John A. Allison IV                                        /s/ Scott E. Reed
Name:    John A. Allison IV                                   Name:    Scott E. Reed
Title:   Chairman of the Board and                            Title:   Senior Executive Vice President
         Chief Executive Officer                                       and Chief Financial Officer
         (principal executive officer)                                 (principal financial officer)


         /s/ Sherry A. Kellett                                         /s/ Paul B. Barringer
Name:    Sherry A. Kellett                                    Name:    Paul B. Barringer
Title:   Executive Vice President                             Title:   Director
         and Controller
         (principal accounting officer)


         /s/ W. R. Cuthbertson, Jr.                                    /s/ Ronald E. Deal
Name:    W. R. Cuthbertson, Jr.                               Name:    Ronald E. Deal
Title:   Director                                             Title:   Director


         /s/ A. J. Dooley, Sr.                                         /s/ Joe L. Dudley, Sr.
Name:    A. J. Dooley, Sr.                                    Name:    Joe L. Dudley, Sr.
Title:   Director                                             Title:   Director


         /s/ Tom D. Efird                                              /s/ O. William Fenn, Jr.
Name:    Tom D. Efird                                         Name:    O. William Fenn, Jr.
Title:   Director                                             Title:   Director


         /s/ Paul S. Goldsmith                                         /s/ L. Vincent Hackley
Name:    Paul S. Goldsmith                                    Name:    L. Vincent Hackley
Title:   Director                                             Title:   Director


         /s/ Ernest F. Hardee                                          /s/ Jane P. Helm
Name:    Ernest F. Hardee                                     Name:    Jane P. Helm
Title:   Director                                             Title:   Director



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         /s/ Richard Janeway, M.D.                                     /s/ J. Ernest Lathem, M.D.
Name:    Richard Janeway, M.D.                                Name:    J. Ernest Lathem, M.D.
Title:   Director                                             Title:   Director


         /s/ James H. Maynard
Name:    James H. Maynard                                     Name:    Joseph A. McAleer, Jr.
Title:   Director                                             Title:   Director


         /s/ Albert O. McCauley                                        /s/ Dickson McLean, Jr.
Name:    Albert O. McCauley                                   Name:    Dickson McLean, Jr.
Title:   Director                                             Title:   Director


         /s/ Charles E. Nichols                                        /s/ L. Glenn Orr, Jr.
Name:    Charles E. Nichols                                   Name:    L. Glenn Orr, Jr.
Title:   Director                                             Title:   Director


         /s/ A. Winniett Peters                                        /s/ Richard L. Player, Jr.
Name:    A. Winniett Peters                                   Name:    Richard L. Player, Jr.
Title:   Director                                             Title:   Director


         /s/ C. Edward Pleasants, Jr.                                  /s/ Nido R. Qubein
Name:    C. Edward Pleasants, Jr.                             Name:    Nido R. Qubein
Title:   Director                                             Title:   Director


         /s/ A. Tab Williams, Jr.
Name:    A. Tab Williams, Jr.
Title:   Director

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